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                                                                   Exhibit 10.14

                                                                  EXECUTION COPY

                               Dated 17 March 2000

                                 NASPERS LIMITED

                                       and

                                   MIH LIMITED

               --------------------------------------------------
                              VOTING POOL AGREEMENT
                   in respect of an agreement of shareholders
             as to joint voting of shares in M-Web Holdings Limited
               ---------------------------------------------------



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                                TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION........................................3
2.       EFFECTIVE DATE AND TERM...............................................5
3.       CONSTITUTION OF VOTING POOL...........................................6
4.       REPRESENTATION AT MEETINGS............................................6
5.       DIRECTORS.............................................................7
6.       MANAGEMENT OF COMPANY AND INVESTMENT DECISIONS........................7
7.       SALE OF M-WEB SHARES..................................................7
8.       INCONSISTENCY WITH MEMORANDUM AND ARTICLES OF ASSOCIATION............10
9.       BREACH...............................................................10
10.      GOOD FAITH...........................................................10
11.      NOTICES..............................................................10
12.      GENERAL..............................................................11
13.      COSTS................................................................12




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THIS VOTING POOL AGREEMENT is made on 17 March 2000 BETWEEN

(1) NASPERS LIMITED of 40 Heerengracht, Cape Town 8001, South Africa ("Naspers"); and
(2) MIH LIMITED of Abbot Building, Main Street, Road Town, Tortola, British Virgin Islands ("MIH").

RECITALS

A. MIH through its wholly owned subsidiary, MultiChoice Investments (Proprietary) Limited, and Naspers through its wholly owned subsidiary, MIH Investments (Proprietary) Limited, collectively have held the controlling interest in M-Web since the Effective Date and hold such interest as at the date of signature of this Agreement in that:

         - MIH holds approximately 64,173,515 M-Web Shares comprising 15.85% of the total number of issued M-Web Shares; and

         - Naspers holds approximately 195,969,004 M-Web Shares comprising 48.41% of the total number of M-Web Shares,

         and thus the Parties collectively hold 64.26% of the total number of issued M-Web Shares.

B. Taking into account the paramount interest of all shareholders in M-Web in ensuring sound management of M-Web, which management is currently exercised by MIH, and the need to maintain and enhance shareholder value in a competitive environment, the Parties have agreed and set out in this Agreement certain matters with respect to their shareholdings in M-Web.

1.       DEFINITIONS AND INTERPRETATION

         In this Agreement:

         1.1. clause headings have been inserted for convenience only and shall not be taken into account in its construction;

         1.2. unless the context clearly indicates a contrary intention, an expression which denotes any one gender includes the other gender, a natural person includes a juristic person and vice versa, the singular includes the plural and vice versa



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                  and the following expressions bear the meaning assigned to them below and cognate expressions bear corresponding meanings:

                  "Act"                   - the Companies Act, 1973 as amended
                                            from time to time;

                  "Affiliate"             - in relation to any Person, any other
                                            Person which, directly or
                                            indirectly, (i) is Controlled by
                                            that Person; or (ii) Controls that
                                            Person; or (iii) is under common
                                            Control with that Person;

                  "Agreement"             - this agreement;

                  "Board"                 - the board of directors of M-Web from
                                            time to time;

                  "Control"               - in relation to a body corporate, the
                                            power of a Person to secure that its
                                            affairs are conducted in accordance
                                            with the wishes of that Person:

                                            (a) by means of the holding of
                                                shares or the possession of
                                                voting power in or in relation
                                                to that or any other body
                                                corporate; or

                                            (b) by virtue of any powers
                                                conferred by the articles of
                                                association or any other
                                                document regulating that or any
                                                other body corporate,

                                            and a "Change of Control" shall
                                            occur if a Person who controls any
                                            company or undertaking ceases to do
                                            so, or if another Person acquires
                                            control of it;

                  "Effective Date"        - 1 October 1999;



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                  "JSE"                   - the Johannesburg Stock Exchange;

                  "Market Value"          - of any M-Web Shares at any date: the
                                            weighted average of the prices at
                                            which M-Web Shares will have been
                                            traded on the JSE during the thirty
                                            days ended immediately prior to the
                                            date in question; or of any Rights
                                            Entitlements at any date: the
                                            weighted average of the prices at
                                            which those Rights Entitlements will
                                            have been traded on the JSE during
                                            the period before the commencement
                                            of their listing on the JSE until
                                            the trading day immediately prior to
                                            the date in question;

                  "M-Web"                 - M-Web Holdings Ltd;

                  "M-Web Shares"          - ordinary shares of 0.01 cents each
                                            in the capital of M-Web, all such
                                            shares ranking pari passu in all
                                            respects and being entitled to one
                                            vote per share;

                  "Parties"               - MIH and Naspers;

                  "Person"                - any person, firm, company,
                                            corporation or other incorporated or
                                            unincorporated body;

                  "Rights Entitlement"    - an entitlement of any
                                            shareholder of M-Web to take up any
                                            securities in any rights offer of
                                            securities by M-Web;

                  "Voting Pool"           - the voting pool constituted by
                                            clauses 3.1 and 3.2.

2.       EFFECTIVE DATE AND TERM



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         2.1.     Notwithstanding the date of signature hereof, this Agreement will be effective from the Effective Date and subject to clause 2.2, it shall continue until the first anniversary of the Effective Date.

         2.2. Each Party shall have the right to renew this Agreement from year to year, provided that notice of the exercise of such right shall be delivered in writing to the other Party no later than 30 days prior to the expiry of the initial or any renewed term.

3.       CONSTITUTION OF VOTING POOL

         3.1. The Parties hereby constitute a voting pool for the exercise, in unison, of the voting rights conferred by the M-Web Shares held by them together with all M-Web Shares accruing to either of them pursuant to:

                  3.1.1. the exercise by either Party of its rights in a rights issue in M-Web;

                  3.1.2. the issue of capitalisation shares in M-Web in terms of Section 98 (4) of the Act; and

                  3.1.3. any M-Web Shares bought or sold on the open market by either Party after the Effective Date.

         3.2. The Parties agree that on all matters submitted for a vote of the shareholders of M-Web, they shall exercise the voting rights associated with the M-Web Shares to vote in such manner as will be directed by MIH.

         3.3. The Voting Pool shall continue in effect for as long as the Parties hold M-Web Shares.

4.       REPRESENTATION AT MEETINGS

         4.1. Naspers shall appoint as its authorised representative (the "Representative") to attend, speak and vote at meetings of the shareholders of M-Web, a person nominated by MIH, which nomination shall be subject to the prior approval of Naspers (if obtaining such approval is practicable), which approval shall not be unreasonably delayed or withheld.

         4.2. The Representative shall also be appointed by MIH to act as its authorised representative and shall accept and act upon instructions from MIH to exercise the voting rights conferred by all the M-Web Shares held by MIH



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                  and Naspers.

5.       DIRECTORS

         MIH shall exercise its rights under this Agreement in order to procure that Naspers shall be represented on the board of directors of M-Web by not less than two directors who shall be nominated by Naspers.

6.       MANAGEMENT OF COMPANY AND INVESTMENT DECISIONS

         6.1. The Parties shall exercise all such voting and other rights and powers of control in relation to M-Web as they may for the time being possess to procure that MIH's appointment to manage M-Web's business, which appointment commenced on 1 October 1999, continues for the duration of this Agreement.

         6.2. M-Web will establish an investment committee (the "Investment Committee") which shall comprise members of the Board, and shall include at least one director nominated by Naspers. All proposed investments that are greater than ZAR 5 million (a "Proposed Investment") shall be referred to the Investment Committee for a decision. No decision of the Investment Committee approving or rejecting any Proposed Investment shall be valid unless the majority vote includes the votes of the director (or the majority of the directors) nominated by Naspers.

7.       SALE OF M-WEB SHARES

         7.1. Neither of the Parties shall sell or otherwise dispose of any of the M-Web Shares held by it or any Rights Entitlement unless -

                  7.1.1. it (the "offeror") will have offered in writing to sell the same to the other of the Parties (the "offeree"), which offer shall -

                           7.1.1.1. be irrevocable and capable of acceptance for
                                    -

                                    7.1.1.2.1. a period of 60 days, in the case
                                          of an offer of M-Web Shares; and

                                    7.1.1.2.2. a period expiring not later than
                                          two days prior to the closing date of
                                          the relevant rights offer, in the case
                                          of an offer of any Rights Entitlement;
                                          and



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                           7.1.1.2. be at a price equal to the Market Value of
                                    the M-Web Shares or Rights Entitlement
                                    concerned at the date of the offer, payable in cash against delivery of the M-Web Shares or Rights Entitlement in question in negotiable form within -

                                    7.1.1.2.1. seven days after acceptance of
                                          the offer, in the case of an offer of
                                          M-Web Shares; and

                                    7.1.1.2.2. five days after the acceptance of
                                          the offer, but within the period
                                          required to enable the offeree to take
                                          up the relevant Rights Entitlement, in
                                          the case of an offer of any Rights
                                          Entitlement;

                  7.1.2.   an offer in terms of clause 7.1.1 is -

                           7.1.2.1. accepted, in which event the Parties shall
                                    give effect to the sale resulting therefrom;
                                    or

                           7.1.2.2. declined, in which event the offeror shall
                                    have the right to sell or dispose of the M-Web Shares or Rights Entitlements concerned in accordance with, and subject to compliance with, the provisions of clause 7.3, provided that if any shares offered are not so disposed of within thirty days after such declinature, the offeror shall not dispose thereof without again offering them for sale to the offeree in terms of this clause 7.1.

         7.2. Neither of the Parties shall permit any Rights Entitlement to lapse unless -

                  7.2.1. it will have offered, not later than 96 hours before the date and time of closing of the relevant rights offer, to renounce the same free of consideration to the other Party; or

                  7.2.2. it will have already offered such entitlement to the other Party in terms of clause 7.1.

         7.3. Neither Party shall conclude a sale of M-Web Shares to a third party unless -



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                  7.3.1.   that third party's identity was, to the reasonable
                           satisfaction of the offeree, disclosed to the offeree at the time of the offer;

                  7.3.2. the offeree has given its prior approval of the disposal of the M-Web Shares in question to the third party (and the offeree shall, in giving or withholding such approval, act in good faith but shall not be obliged to furnish reasons for giving or withholding such approval);

                  7.3.3. the third party undertakes in writing, if and to the extent that it is required to do so by the offeree, to be bound by the terms and conditions of each agreement regulating the relationship between the Parties hereto as co-shareholders of M-Web that may be applicable at the time of the offer.

         7.4. Either Party (the "transferor") shall be entitled, without offering the same to the other of the Parties (the "passive member") to sell and transfer the whole, but not portion only, of its holding of shares to its Affiliate (the "transferee"), provided that -

                  7.4.1. the transferee agrees, in form and substance to the reasonable satisfaction of the passive member, to be bound by the provisions of this Agreement;

                  7.4.2. the transferor shall remain liable to perform all of the obligations imposed on it in terms of this Agreement, both in its own right as principal, and as guarantor of the obligations of the transferee, and shall procure the observance by the transferee of all of the terms of this Agreement;

                  7.4.3. both transferor and transferee shall procure that they do not cease, while the transferee retains any portion of the M-Web Shares transferred to it, to bear to each other the relationship of Affiliates; and

                  7.4.4. if, notwithstanding clause 7.4.3, the transferor and transferee cease, while the transferee retains any portion of the shareholding in M-Web transferred to it, to bear to each other the relationship of Affiliates, the transferee shall be deemed, on the date on which their so ceasing comes to the notice of the passive member, to have



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                           offered its entire holding of M-Web Shares for sale
                           to the passive member, mutatis mutandis on the terms contained in clause 7.1.

8.       INCONSISTENCY WITH MEMORANDUM AND ARTICLES OF ASSOCIATION

         8.1. In the event of any inconsistency between the rights and obligations inter se of the Parties under the Memorandum and Articles of Association (or both) of M-Web for the time being and this Agreement, the provisions of this Agreement and any other written agreement between the Parties in relation to the affairs of M-Web shall prevail as between the Parties.

         8.2. Either of the Parties, if so requested by the other, shall vote for and procure the passing of such special resolutions as may be necessary to amend the Memorandum and Articles of Association of M-Web to conform with the provisions of this Agreement and any other written agreement between the Parties in relation to the affairs of M-Web.

9.       BREACH

         If either of the Parties ("the aggrieved party") alleges that the other Party ("the defaulting party") is in breach of any of the provisions of this Agreement and the defaulting party has failed to remedy such breach within fifteen business days of receipt of a written notice given by the aggrieved party requiring the defaulting party to remedy the breach (provided that if the breach is not capable of being remedied within such time through no fault of the defaulting party then within such period as may be reasonable in the circumstances) the aggrieved party, without prejudice to any other right that it may have, shall be entitled, at its election, to specific performance or cancellation of this Agreement with or without a claim for damages occasioned by such breach.

10.      GOOD FAITH

         The Parties shall observe the utmost good faith to each in the observance of the provisions of this Agreement, and shall do and procure the doing of all such acts as may be required to give effect to the terms, purpose and intent of this Agreement.

11.      NOTICES

         11.1. Notices and communications under this Agreement shall be given in writing and may be delivered to the relevant Party or sent by registered air mail or



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                  facsimile to the address of that Party or that Party's
                  facsimile number specified in 11.2.

         11.2.    Notices and communications shall to be addressed as follows:

                  11.2.1.  if to Naspers - 40 Heerengracht, Cape Town 8001,

                                           South Africa

                                           Fax No: +27 21 406 3793

                                           (Marked for the attention of the
                                           Chairman)

                  11.2.2.  if to MIH -     Jupiterstraat 13-15, 2132 HC
                                           Hoofddorp,

                                           The Netherlands

                                           (Marked for the attention of the
                                           Chief Executive Officer)

                                           Fax No: +31 2355 62880

                  or such other address of a party, person and/or fax number as that Party shall have notified in writing to the other Party.

         11.3. Notices and communications shall to be given and made in the English language.

12.      GENERAL

         12.1. This Agreement constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

         12.2. Neither Party shall be bound by any representation, express or implied term, warranty, promise or the like not recorded herein or reduced to writing and signed by the Parties or their representatives.

         12.3. No addition to, variation, or agreed cancellation of this Agreement hereto shall be of any force or effect unless in writing and signed by or on behalf of the Parties.



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         12.4.    No indulgence which either Party may grant to the other shall constitute a waiver of any of the rights of the grantor.

         12.5. Any substantive provision appearing in, or as part of, any interpretative provision of this Agreement shall have effect in accordance with its tenor, notwithstanding the context in which it appears.

13.      COSTS

         Each Party shall bear its own costs incurred in the preparation, negotiation and drafting of this Agreement.

AS WITNESS whereof this Agreement was executed by the Parties on the day and year first above written.

SIGNED BY:                                                    )
Name (printed):                                               )
for and on behalf of                                          )
NASPERS LIMITED                                               )
in the presence of:                                           )



SIGNED BY:                                                    )
Name (printed):                                               )
for and on behalf of                                          )
MIH LIMITED                                                   )
in the presence of:                                           )